UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2021

CO-DIAGNOSTICS, INC.

(Exact name of small business issuer as specified in its charter)

Utah	001-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CODX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 4, 2021, Co-Diagnostics Inc., a Utah corporation (the “Company”), held its virtual 2021 Annual Stockholders’ Meeting (the “Meeting”).

As of the close of business on June 7, 2021, the record date for the determination of stockholders entitled to vote at the Meeting (the “Record Date”), there were 28,879,890 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding, with each share entitled to one vote on each proposal at the Meeting. At the Meeting, the combined holders of 16,733,102 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 58% of the outstanding voting shares, and thereby a quorum pursuant to the Utah Revised Business Corporation Act and the bylaws of the Company was present for the transaction of business at the Meeting. Abstentions and broker non-votes were counted to determine whether there was a quorum present at the Meeting, but were not considered votes cast for voting purposes and, therefore, had no effect on any of the proposals presented at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

Proposal 1: The election of five nominees to the Board of Directors:

Name	Votes For	Withheld	Abstentions	Broker Non-Votes
Dwight H. Egan	9,017,311	575,431	N/A	N/A
Eugene Durenard, PhD	9,084,671	508,071	N/A	N/A
Edward L. Murphy	7,528,336	2,064,406	N/A	N/A
Richard S. Serbin	7,472,875	2,119,867	N/A	N/A
James B. Nelson	6,972,673	2,620,069	N/A	N/A

Each director nominee was elected to serve as a director until the Company’s 2022 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast for or withheld from each director nominee.

Proposal 2: The advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,590,096	860,987	141,659	N/A

The affirmative vote of the holders of a majority of the votes cast at the meeting was required for approval. The proposal was approved. The vote was merely advisory and not binding on the Company, the Board of Directors, or the Board’s Compensation Committee.

Proposal 3: The ratification of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,383,975	204,320	144,807	N/A

The Board’s appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified by the affirmative vote of a majority of the votes cast at the Meeting. It is non-binding on the Company, and the Company’s Board of Directors, in its sole discretion, may change such appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: August 5, 2021	By:	/s/ Dwight H. Egan
	Name:	Dwight H. Egan
	Title:	Chief Executive Officer